UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2006

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 29, 2006, Cardinal Financial Corporation (the “Company”) entered into an Amendment to the Employment Agreement (the “Amendment”) with John W. Fisher, president and chief executive officer of Wilson/Bennett Capital Management, Inc., a wholly-owned subsidiary of the Company, and a director of the Company.

The Amendment amends the Employment Agreement dated as of June 8, 2005 between the Company and Mr. Fisher. As provided in the Amendment, the term of the Employment Agreement will now end on September 30, 2006. In addition, for the period after September 30, 2006 and through April 30, 2007, Mr. Fisher has agreed to assist the Company in a consulting and business development role, as requested by the Company. Mr. Fisher will also receive salary through September 30, 2006 and bonus through May 31, 2006, as described in the Employment Agreement, and he will continue to receive salary for the 12-month period following the termination of his employment on September 30, 2006.

The Amendment also provides for Mr. Fisher’s resignation from the Company’s Board of Directors, effective September 30, 2006.

A copy of the Amendment is being filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01. A copy of the press release announcing the Amendment is being filed as Exhibit 99.1 to this report.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described in Item 1.01 above, on June 29, 2006, Mr. Fisher agreed to resign from the Company’s Board of Directors, effective September 30, 2006.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement dated June 29, 2006 by and between Cardinal Financial Corporation and John W. Fisher
99.1	Press release dated July 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: July 6, 2006	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Director of Finance and Accounting